UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

IASIS HEALTHCARE LLC

(Exact name of registrant as specified in its charter)

Delaware	333-117362	20-1150104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Seaboard Lane, Building E Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2747

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 13, 2011, IASIS Healthcare LLC (the “Company”) issued a press release announcing the final results of the exchange offer by the Company and its wholly owned subsidiary IASIS Capital Corporation (together, the “Issuers”) for all of their outstanding 8.375% senior notes due 2019 (the “Initial Notes”), which were not registered under the Securities Act of 1933, as amended (the “Act”), for an equal principal amount of their 8.375% senior notes due 2019, which have been registered under the Act. The exchange offer commenced on November 10, 2011 and expired at 5:00 p.m., New York City time, on December 12, 2011.

The Bank of New York Mellon Trust Company, N.A., acting as exchange agent for the exchange offer, advised the Issuers that all of the $850,000,000 aggregate principal amount of the Initial Notes have been validly tendered for exchange, representing 100 percent of the principal amount of the outstanding Initial Notes. The Issuers accepted all of the Initial Notes validly tendered and not withdrawn.

The press release announcing the final results of the exchange offer is filed herewith as exhibit 99.1, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit
99.1	Press release dated December 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC

By:	/s/ John M. Doyle
John M. Doyle
Chief Financial Officer

Date: December 13, 2011